Exhibit 10.25

PERSONAL AND CONFIDENTIAL

RADIAN GROUP INC.

2008 EQUITY COMPENSATION PLAN

STOCK APPRECIATION RIGHT AGREEMENT

This STOCK APPRECIATION RIGHT AGREEMENT, dated as of May 13, 2009 (the “Date of Grant”), is delivered by Radian Group Inc., a Delaware corporation (the “Company”), to Sanford A. Ibrahim, an employee of the Company or one of its Subsidiaries (the “Grantee”).

RECITALS

WHEREAS, the Radian Group Inc. 2008 Equity Compensation Plan, as amended (the “Plan”) permits the grant of stock appreciation rights to employees, officers, directors, consultants and advisors of the Company with respect to shares of Common Stock, in accordance with the terms and provisions of the Plan.

WHEREAS, the Committee, appointed by the Board of Directors of the Company to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company to make the grant provided for herein as an inducement for the Grantee to continue as an employee of the Company and to promote the best interests of the Company and its stockholders.

WHEREAS, the applicable provisions of the Plan are incorporated in this Stock Appreciation Right Agreement by reference, including the definitions of terms contained in the Plan (unless such terms are otherwise defined herein).

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of SARs. Subject to the terms and conditions set forth in this Stock Appreciation Right Agreement, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee 269,000 stock appreciation rights (the “SARs”) with respect to 269,000 shares of Common Stock (each SAR relating to one share of Common Stock) under the Plan. The Grantee accepts the SARs and agrees to be bound by the terms and conditions of this Stock Appreciation Right Agreement and the Plan with respect to the award.

2. SARs. Each SAR represents the right to receive an amount equal to the Stock Appreciation (as defined herein), payable in cash. For purposes of this Stock Appreciation Right Agreement, the “Stock Appreciation” for each SAR is the excess, if any, of (i) the fair market value of the underlying share of Common Stock, determined on the date of exercise of the SARs, over (ii) $2.68, the “Grant Price” of such SAR. Each SAR may be exercised as provided in Section 6 below.

No shares of Common Stock shall be issued to the Grantee at the time the award is made. Nor shall any shares of Common Stock be issued to the Grantee at the time any SARs are exercised pursuant to the provisions of Section 6. The Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any SARs. The Grantee shall not have any interest in any fund or specific assets of the Company by reason of this award, and the Grantee shall be an unsecured creditor of the Company.

3. Vesting. Provided the Grantee remains employed by the Company or a Subsidiary (as defined in the Plan) through the vesting date and meets any applicable vesting requirements set forth in this Stock Appreciation Right Agreement, except as set forth in Section 4 and 5 below, the SARs awarded under this Stock Appreciation Right Agreement shall vest as follows (the period over which the SARs vest is referred to as the “Vesting Period”):

Vesting Date	Vested SARs

May 13, 2012	50% of the awarded SARs

May 13, 2013	Remaining 50% of the awarded SARs

If the vesting schedule above would produce a fractional share, the portion of the SARs that are exercisable shall be rounded up to the nearest whole share.

Except as specifically provided in this Stock Appreciation Right Agreement, no SARs will vest after the Grantee’s employment with the Company or a Subsidiary has terminated for any reason and, in the event of such termination, the Grantee will forfeit to the Company all SARs that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

4. Retirement, Disability and Death. If the Grantee terminates employment because of (i) the Grantee’s Retirement or (ii) the Grantee’s death or Disability, the Grantee’s SARs will automatically vest in full on the date of the occurrence of the event. For purposes of this Stock Appreciation Right Agreement, the term “Disability” shall have the same meaning ascribed to it in the Employment Agreement between the Grantee and the Company, dated May 5, 2008 (the “Employment Agreement”), and the term “Retirement” shall mean the Grantee’s separation from service without Cause (as defined in the Employment Agreement) following the Grantee’s attainment of age 55 and completion of five years of service with the Company.

5. Change of Control. If a Change of Control occurs and the Grantee’s employment with the Company or a Subsidiary is terminated by the Company or a Subsidiary without Cause (as defined in the Plan) or the Grantee terminates employment for Good Reason (as defined herein), and the Grantee’s date of termination occurs (or in the event of the Grantee’s termination for Good Reason, the event giving rise to Good Reason occurs), in each case, during the period beginning on the date that is 90 days before the Change of Control and ending on the date that is one year following the Change of Control, the SARs will automatically vest in full on the Grantee’s date of termination (or, if later, on the date of the Change of Control). However, in no event may the SARs be exercised after five years from the Date of Grant.

For purposes of this Stock Appreciation Right Agreement, “Good Reason” shall mean:

(a) a material diminution of the Grantee’s authority, duties or responsibilities; or

(b) a material reduction in the Grantee’s base salary, which, for purposes of this Stock Appreciation Right Agreement, means a reduction in base salary of 10% or more that does not apply generally to all similarly situated employees of the Company.

In order to terminate employment for Good Reason, the Grantee must provide a written notice of termination with respect to termination for Good Reason to the Company within 90 days after the event constituting Good Reason has occurred. The Company shall have a period of 30 days in which it may correct the act, or the failure to act, that gave rise to the Good Reason event as set forth in the notice of termination. If the Company does not correct the act, or the failure to act, the Grantee must terminate employment for Good Reason within 30 days after the end of the cure period, in order for the termination to be considered a Good Reason termination.

For the avoidance of doubt, in no event shall a Change of Control occur as a result of the Company’s participation in the Troubled Asset Relief Program under the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009, or any similar program of the United States, any of its states, or any of their respective political subdivisions, departments, agencies or instrumentalities (collectively, “TARP”).

6. Exercise of the SARs. When the SARs become vested in accordance with Section 3, 4, or 5 above, the Grantee may exercise the vested SARs and, in settlement of such SARs, receive an amount equal to the Stock Appreciation (as defined in Section 2 above) for the number of SARs exercised, payable in cash. Subject to the Vesting Period, the Grantee may exercise the vested SARs at any time prior to termination of the SARs pursuant to Section 8 hereof.

If the Grantee has not exercised the vested SARs prior to the date on which such SARs will terminate pursuant to Section 8 hereof, any such vested and outstanding SARs will automatically be exercised on the date on which such SARs would otherwise terminate, absent such exercise and as determined in accordance with the requirements of Section 8, so long as on such date the Grant Price is less than the fair market value of a share of Common Stock. Upon an automatic exercise of the SARs pursuant to this Section 6, the Grantee will receive an amount equal to the Stock Appreciation (as defined in Section 2 above) for the number of SARs exercised, payable in cash.

7. Exercise Procedures.

(a) The Grantee may exercise the vested SARs by giving the Human Resources Department of the Company written notice of intent to exercise such SARs on a form specified by the Company and in the manner provided in Section 14 hereof. Such notice shall indicate the number of SARs to be exercised. Upon exercise, the Company shall deliver to the Grantee a cash payment in an amount equal to the number of SARs being exercised by the Grantee times the Stock Appreciation (as defined in Section 2 above).

(b) Upon exercise of each SAR, the SAR will terminate and cease to be outstanding. The SARs may only be exercised when the Grant Price is less than the fair market value of a share of Common Stock.

(c) All obligations of the Company under this Stock Appreciation Right Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.

(d) During the Grantee’s lifetime, except as set forth in Section 6 above, exercise of the SARs shall be solely by the Grantee (or his or her legal guardian or legal representative) and, after the Grantee’s death, the SARs shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person or persons who acquire the right to exercise such SARs by will or by the laws of descent and distribution, to the extent that the SARs were outstanding as of the date of the Grantee’s death.

8. Termination of the SARs.

(a) The SARs shall have a term of five years from the Date of Grant and shall terminate at the expiration of that period (on May 13, 2014), unless the SARs are terminated at an earlier date pursuant to the provisions of this Stock Appreciation Right Agreement or the Plan.

(b) The SARs granted and subsequently vested hereunder (including pursuant to Section 5 hereof) shall terminate immediately after the earlier of: (i) one year after the termination of the Grantee’s employment with the Company or a Subsidiary due to an involuntary termination by the Company or a Subsidiary without Cause, (ii) one year after the termination of the Grantee’s employment with the Company or a Subsidiary by the Grantee for Good Reason during the Change of Control period described in Section 5 hereof (except as provided in subparagraph (c) below), (iii) 90 days after the Grantee’s voluntary termination of employment with the Company or a Subsidiary (except as provided in subparagraph (c) below), or (iv) five years from the Date of Grant.

(c) In the event of the Retirement, Disability or death of a Grantee, any SARs held by the Grantee may be exercised, pursuant to the terms of the Plan, by the Grantee (or the Grantee’s personal representative) at any time prior to the expiration of the five-year term of such SARs.

(d) Notwithstanding the foregoing, in no event may the SARs be exercised after the date that is the fifth anniversary of the Date of Grant (May 13, 2014). Any of the SARs that are not vested at the time the Grantee ceases to be employed by the Company or a Subsidiary shall immediately terminate (except as provided in Section 5). In the event a Grantee’s employment is terminated by the Company or a Subsidiary for Cause, any SARs (including vested SARs) held by such Grantee shall immediately terminate and be of no further force or effect.

9. Certain Corporate Changes. If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all the SARs, the Committee shall adjust, in an equitable manner and as provided in the Plan, the number of SARs held by the Grantee and/or the Grant Price of such SARs to reflect the effect of such event or change in the Company’s capital structure in such a way as to preserve the value of the SARs. Any adjustment that occurs under the terms of this Section 9 or the Plan will not change the timing or form of payment with respect to any exercised SARs.

10. Grant Subject to Plan Provisions. This Stock Appreciation Right Agreement is made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The decisions of the Committee shall be conclusive upon any question arising hereunder. The Grantee’s receipt of the SARs awarded under this Stock Appreciation Right Agreement constitutes such Grantee’s acknowledgment that all decisions and determinations of the Committee with respect to the Plan, this Stock Appreciation Right Agreement, and/or the SARs shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest in such SARs. The settlement of any award with respect to SARs is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan. A copy of the Plan will be furnished to each Grantee upon request. Additional copies may be obtained from the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197.

11. No Employment or Other Rights. Neither the granting of the SARs, nor any other action taken with respect to such SARs, shall confer upon the Grantee any right to continue in the employ of the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate Grantee’s employment at any time. The right of the Company or a Subsidiary to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

12. Assignment and Transfers. The rights and interests of the Grantee under this Stock Appreciation Right Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Stock Appreciation Right Agreement may be assigned by the Company without the Grantee’s consent.

13. Applicable Law. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by, and determined in accordance with, the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle. In addition, this Stock Appreciation Right Agreement shall be subject to any required approvals by any governmental or regulatory agencies. Notwithstanding anything in this Stock Appreciation Right Agreement to the contrary, the Plan, this Stock Appreciation Right Agreement, and the SARs awarded hereunder shall be subject to all applicable laws, including any laws, regulations, restrictions or governmental guidance that becomes applicable in the event of the Company’s participation in TARP, and the Committee reserves the right to modify this Stock Appreciation Right Agreement and the SARs as necessary to conform to any restrictions imposed under TARP. As a condition of participating in the Plan, and by the Grantee’s acceptance of the SARs, the Grantee is deemed to have agreed to any such modifications that may be imposed by the Committee, and agrees to sign such waivers or acknowledgments as the Committee may deem necessary or appropriate with respect to TARP restrictions applicable to the SARs granted to the Grantee under this Stock Appreciation Right Agreement.

14. Notice. Any notice to the Company provided for in this Stock Appreciation Right Agreement shall be addressed to it in care of the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing in accordance with this Section. Except as otherwise provided by this Section, any notice provided for hereunder shall be delivered by hand, sent by telecopy or electronic mail or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid in the United States mail or other mail delivery service. Notice to the Company shall be deemed effective upon receipt. By receipt of the SARs granted hereunder, Grantee hereby consents to the delivery of information (including without limitation, information required to be delivered to the Grantee pursuant to the applicable securities laws) regarding the Company, the Plan, the SARs via the Company’s electronic mail system or other electronic delivery system.

IN WITNESS WHEREOF, the parties have executed this Stock Appreciation Right Agreement as of the Date of Grant.

Radian Group Inc.

/s/ Suzann C. Boylan

Suzann C. Boylan
Chief Human Resources Officer

I hereby accept the award of the SARs described in this Stock Appreciation Right Agreement, and I agree to be bound by the terms of the Plan and this Stock Appreciation Right Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the SARs shall be final and binding.

Acknowledged and Agreed by Award Recipient:

Signature:

Print Name:

Date: